Exhibit 99.9

AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares (represented by American Depositary Shares, each of which represents 15 Ordinary Shares) of Freeline Therapeutics Holdings plc and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. It is understood and agreed that the joint filing of the Schedule 13D shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

Dated: February 22, 2024

SYNCONA PORTFOLIO LIMITED

By:	/s/ Robert Hutchinson
Name:	Robert Hutchinson
Title:	Director

SYNCONA HOLDINGS LIMITED

By:	/s/ Robert Hutchinson
Name:	Robert Hutchinson
Title:	Director

SYNCONA INVESTMENT MANAGEMENT LIMITED

By:	/s/ Christopher Hollowood
Name:	Christopher Hollowood
Title:	CEO

SYNCONA LIMITED

By:	/s/ Robert Hutchinson
Name:	Robert Hutchinson
Title:	Director

BIDCO 1354 LIMITED

By:	/s/ Alex Hamilton
Name:	Alex Hamilton
Title:	Director

/s/ Roel Bulthuis
Roel Bulthuis

/s/ Christopher Hollowood
Christopher Hollowood